Exhibit 10(c)

                       NONQUALIFIED STOCK OPTION AGREEMENT
                                      UNDER
                          ESCO ELECTRONICS CORPORATION
                             1994 STOCK OPTION PLAN


          THIS AGREEMENT, made this 18th day of July, 2002, by and between ESCO Technologies Inc. (formerly ESCO Electronics Corporation), a Missouri corporation (hereinafter called the "Company"), and Dennis J. Moore (hereinafter called "Optionee"),

                                WITNESSETH THAT:

          WHEREAS, the Board of Directors of the Company ("Board of Directors") has adopted the ESCO Electronics Corporation 1994 Stock Option Plan (the "Plan") pursuant to which options to purchase shares of the Common Stock of the Company may be granted to certain key management employees of the Company and its subsidiaries; and

          WHEREAS, Optionee is now a key management employee of the Company; and

          WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock under the terms of the Plan;

          NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

          1. Grant Subject to Plan. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Committee referred to in Paragraph 4 of the Plan ("Committee") has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options.

          2. Grant and Terms of Option. Pursuant to action of the Committee, which action was taken on July 18, 2002 ("Date of Grant"), the Company grants to Optionee the option to purchase all or any part of sixty thousand (60,000) shares of the Common Stock of the Company, of the par value of $0.01 per share ("Common Stock"), for a period of ten (10) years from the Date of Grant, at the purchase price of $31.3350 per share; provided, however, that the right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased prior to February 1, 2003; that at any time during the term of this option on or after February 1, 2003, Optionee may purchase 100% of the number of shares to which this option relates. Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined) Optionee may purchase 100% of the total number of shares to which this option relates effective as of the later of
     (i) the date of the Change of Control, or (ii) six (6) months after the Date of Grant. In no event may this option or any part thereof be exercised after the expiration of ten (10) years from the Date of Grant. The purchase price of the shares subject to the option may be paid for (i)in cash,
     (ii) by tender of shares of Common Stock  already  owned by  Optionee,  or
     (iii) by a combination of methods of payment  specified in clauses (i) and
     (ii), all in accordance with Paragraph 6 of the Plan. For the purposes of this Agreement, a Change of Control means:

          a. The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

          b. Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

          c. Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

          3. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original Agreement, as the Committee, in its sole discretion, shall determine.

          4. Investment Purpose. Optionee represents that, in the event of the exercise by him of the option hereby granted, or any part thereof, he intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a 'no-action' letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act."

          5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee's lifetime only by him.

          6. Termination of Employment. In the event of the termination of employment of Optionee other than by death, the option granted may be exercised at the times and to the extent provided in paragraph 9 of the Plan. Provided, that if Optionee's employment is terminated on account of retirement on or after age 60, Optionee may exercise this option, to the extent that he was entitled to exercise it at the date of such retirement, at any time within five (5) years after such retirement, but not after ten
     (10) years from the Date of the Grant. Provided, further, that if Optionee's employment is terminated for cause (as hereinafter defined) this option shall terminate and be of no further force or effect. For purposes of this Agreement, the term "cause" shall mean:

          (i) Optionee's willful and continued failure to substantially perform his duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for such performance is delivered to him by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that he has not substantially performed his duties; or

          (ii) Optionee's willful engaging in (A) illegal conduct (other than minor traffic offenses), or (B) conduct which is in breach of his fiduciary duty to the Company or one of its subsidiaries and which is demonstrably injurious to the Company or one of its subsidiaries, any of their reputations, or any of their business prospects. For purposes of this subparagraph (ii) and subparagraph (i) above, no act or failure to act on Optionee's part shall be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the best interests of the Company or one of its subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Optionee in good faith and in the best interests of the Company or one of its subsidiaries;

     The cessation of Optionee's employment shall not be deemed to be for "cause" unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of such Board of Directors of the Company (but excluding Optionee so long as he is a member of such Board) at a meeting of such Board called and held for such purpose (after reasonable notice is provided to Optionee and he is given an opportunity, together with counsel, to be heard before such Board), finding that, in the good-faith opinion of such Board, Optionee is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

          7. Death of Optionee. In the event of the death of Optionee during the term of this Agreement and while he is employed by the Company (or a subsidiary), or within three (3) months after the termination of his employment (or one (l) year in the case of the termination of employment of an Optionee who is disabled as provided in the Plan), this option may be exercised, to the extent that he was entitled to exercise it at the date of his death, by a legatee or legatees of Optionee under his last will, or by his personal representatives or distributes, at any time within a period of one (1) year after his death, but not after ten (10) years from the date hereof, and only if and to the extent that he was entitled to exercise the option at the date of his death.

          8. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

          9. Committee Administration. This option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

          10. Option Not an Incentive Stock Option. This option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

          11. Governing Law. This Agreement shall be construed and administered in accordance wit the laws of the State of Missouri, without regard to the principles of conflicts of law which might otherwise apply.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Vice President and to be attested by its Secretary under the seal of the Company, pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

                                              ESCO  TECHNOLOGIES INC.


                                              By
                                                       Vice President

ATTEST:

  Secretary



                                              Dennis J. Moore, Optionee